FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838

IDENIX PHARMACEUTICALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Cambridge, MA – April 30, 2009 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the first quarter ended March 31, 2009. At March 31, 2009, Idenix’s cash, cash equivalents and marketable securities totaled $64.5 million.

Business Highlights
▪ In the first quarter of 2009, the company announced that it had licensed its NNRTI program for the treatment of HIV/AIDS, including IDX899, to GlaxoSmithKline (GSK) and received a $34 million payment, $17 million of which was a cash payment and the other $17 million representing the purchase of shares of Idenix common stock by GSK. Idenix may also be eligible to receive up to $416 million in development, regulatory and sales milestones, as well as double-digit tiered royalties based on worldwide product sales.
▪ In April 2009, data were presented from each of Idenix’s hepatitis C programs at the annual meeting of the European Association for the Study of the Liver in Copenhagen, Denmark (see press release dated April 23, 2009 for further details). The company continues to advance its three HCV discovery and development programs, with a nucleoside/tide polymerase inhibitor being evaluated in a proof-of-concept clinical study and non-nucleoside polymerase and protease inhibitors undergoing late-stage preclinical testing.

“Our primary objective at Idenix is to discover and develop the leading HCV antiviral platform,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “With the licensing of IDX899 to GSK in February of this year and the continued advancement of drug candidates from three major classes of direct-acting HCV antivirals, we have made substantial progress toward achieving this goal.”

For the first quarter ended March 31, 2009, Idenix reported total revenues of $4.0 million, compared with total revenues of $2.0 million in the first quarter of 2008. Idenix reported a net loss of $12.9 million, or a loss of $0.23 per basic and diluted share, for the first quarter ended March 31, 2009, compared to a net loss of $20.5 million, or a loss of $0.36 per basic and diluted share for the first quarter ended March 31, 2008.

2009 Financial Guidance
The company continues to expect that its current cash, cash equivalents and marketable securities can fund operations through at least the first quarter of 2010. This guidance assumes no milestone payments, additional license fees, reimbursement for development programs and no financing activities during 2009.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix's current focus is on the treatment of hepatitis C virus. For further information about Idenix, please refer to www.idenix.com.

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Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” “expects,” “goal” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184 and any future clinical trials involving IDX184 and expectations with respect to additional milestone payments, future royalty payments, funding of operations and future cash balances. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG and GlaxoSmithKline, respectively; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s quarterly report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
Revenues:
Collaboration revenue – related party	$3,916	$2,031
Other revenue	95	13
Total revenues	4,011	2,044
Operating expenses (1):
Cost of revenues	461	395
Research and development	10,849	14,868
General and administrative	6,016	8,321
Restructuring charges	—	260
Total operating expenses	17,326	23,844
Loss from operations	(13,315)	(21,800)
Other income (expense), net	(49)	939
Loss before income taxes	(13,364)	(20,861)
Income tax benefit	438	401
Net loss	$(12,926)	$(20,460)

Basic and diluted net loss per share:	$(0.23)	$(0.36)

Shares used in calculation of basic and diluted net loss per share:	56,940	56,274

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$439	$660

General and administrative	817	880

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$62,567	$41,509
Marketable securities	—	1,424
Receivables from related party	814	894
Other current assets	4,859	6,214
Total current assets	68,240	50,041
Intangible asset, net	12,097	12,387
Property and equipment, net	12,157	13,238
Marketable securities, non-current	1,900	3,145
Other assets	2,084	969
Total assets	$96,478	$79,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$10,051	$13,136
Deferred revenue, related party	6,130	5,965
Other current liabilities	1,560	475
Total current liabilities	17,741	19,576
Long-term obligations	33,845	17,061
Deferred revenue, related party, net of current portion	35,246	35,790
Total liabilities	86,832	72,427
Stockholders' equity	9,646	7,353
Total liabilities and stockholders' equity	$96,478	$79,780

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